IMMEDIATE RELEASE
December 7, 2017

UNITED NATURAL FOODS, INC. ANNOUNCES FIRST QUARTER FISCAL 2018 RESULTS

Q1 FISCAL 2018 NET SALES INCREASE 7.9% YEAR-OVER-YEAR TO RECORD $2.46 BILLION

REPORTS Q1 FISCAL 2018 DILUTED EPS OF $0.60

RAISES FISCAL 2018 NET SALES AND EARNINGS GUIDANCE

Providence, Rhode Island- December 7, 2017 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the "Company" or "UNFI") today reported financial results for the first quarter of fiscal 2018 ended October 28, 2017.

First Quarter Fiscal 2018 Highlights

•	Net sales increased 7.9% to $2.46 billion compared to $2.28 billion for the same period last fiscal year

•	Earnings per diluted common share was $0.60 compared to $0.58 for the same period last year

“We are pleased with our strong start to the fiscal year which reflects broad-based growth across all of our significant sales channels for the fiscal first quarter,” said Steven L. Spinner, Chairman and Chief Executive Officer. “Our dedicated team of associates worked tirelessly to service our customers and support our increasing sales growth. Looking ahead, consumer demand for the products we sell remains robust and we believe UNFI is well positioned for future growth with the strength of our sourcing capabilities and demonstrated leadership within better-for-you distribution.”

First Quarter Fiscal 2018 Summary

Net sales for the first quarter of fiscal 2018 increased 7.9%, or $179.2 million, to $2.46 billion from $2.28 billion in the first quarter of fiscal 2017.

Gross margin for the quarter was 14.94%, a 38 basis point decrease over last year's first quarter. The decrease was primarily due to a shift in customer mix where sales growth with lower margin customers outpaced growth with other customers.

Total operating expenses increased $16.4 million to $312.1 million for the first quarter of fiscal 2018 compared to $295.7 million in the first quarter of fiscal 2017. Total operating expenses were 12.70% of net sales for the first quarter of fiscal 2018, a decrease of 28 basis points compared to the same period last fiscal year. The year-over-year decrease in operating expenses as a percentage of net sales was primarily driven by leveraging of fixed costs on increased net sales. This was partially offset by increased costs incurred to fulfill the increased demand for the Company's products, including overtime labor, outside storage and transportation costs, and increased healthcare costs.

Operating income increased $1.8 million, or 3.3%, to $55.1 million for the first quarter of fiscal 2018 compared to $53.3 million for the first quarter of fiscal 2017.

Net income for the first quarter of fiscal 2018 increased $1.3 million, or 4.4%, to $30.5 million, or $0.60 per diluted share, from $29.2 million, or $0.58 per diluted share, for the first quarter of fiscal 2017. During the first quarter of fiscal 2018 the Company adopted Accounting Standard Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This new accounting standard will affect the Company's effective tax rate and increase its variability. As a result, the Company recorded $0.9 million of income tax expense, which negatively impacted diluted earnings per share by $0.02, during the first quarter of fiscal 2018.

EBITDA for the first quarter of fiscal 2018 was $77.5 million, an increase of 4.0% from $74.6 million in the same period last year.

Fiscal 2018 Guidance

Based on UNFI's performance to date and the outlook for the remainder of fiscal 2018, the Company is revising its guidance previously provided on September 13, 2017. For fiscal 2018, ending July 28, 2018, the Company now estimates net sales in the range of approximately $9.84 billion to $10.00 billion, an increase of 6.2% to 7.8% over fiscal 2017 net sales, compared to the previous estimate of $9.63 billion to $9.81 billion. The Company now estimates earnings per diluted share for fiscal 2018 in the range of approximately $2.72 to $2.80, an increase of approximately 6.3% to 9.4% over fiscal 2017 earnings per diluted share of $2.56, compared to the previous estimate of $2.67 to $2.77. The Company now expects its fiscal 2018 tax rate to be in the range of 40.0% to 40.3%, compared to previous guidance of 40.3% to 40.7%. The Company’s estimates related to fiscal 2018 capital expenditures as a percentage of net sales and free cash flow are unchanged from the Company’s previous guidance. The Company's guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company's safe harbor statement of the Private Securities Litigation Reform Act of 1995 below.

EBITDA is a non-GAAP financial measure. Please refer to the table in this press release for a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call & Webcast

The Company's first quarter fiscal 2018 conference call and audio webcast will be held today, Thursday, December 7, 2017 at 5:00 p.m. EST. The webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company's website at www.unfi.com. The online archive of the webcast will be available on the Company's website for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 110,000 products to more than 43,000 customer locations throughout the United States and Canada. United Natural Foods serves a wide variety of sales channels including conventional supermarket chains, natural product superstores, independent retailers, eCommerce and food service. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

INVESTOR CONTACT:
Mike Zechmeister
Chief Financial Officer
401-528-8634

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on September 26, 2017 and other filings the Company makes with the SEC, and include, but are not limited to, the ability of the Company to retain customers of Haddon House Food Products, Inc. ("Haddon"), Nor-Cal Produce, Inc. ("Nor-Cal"), Global Organic/Specialty Source, Inc. ("Global Organic") and Gourmet Guru, Inc. ("Gourmet Guru") and their affiliated entities that we purchased on terms similar to those in place prior to the Company’s acquisition of these businesses; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and supermarket chains and the resulting lower gross margins on those sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company; the addition or loss of significant customers or material changes to the Company's relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; consumer demand for natural and organic products outpacing suppliers’ ability to produce those products and challenges the Company may experience in obtaining sufficient amounts of products to meet the Company's customers' demands; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; management's allocation of capital and the timing of capital expenditures; the Company's ability to realize the anticipated benefits from its restructuring program in conjunction with various cost saving and efficiency initiatives, including acquisition integration, severance and transition related costs, as well as the anticipated opening of the Company's shared services center, all within the cost estimates and timing currently contemplated; the possibility that the tax reforms, including the reduction in the corporate tax rates, currently being debated in the United States Congress are not signed into law or the implementation of those tax reforms is delayed; and the potential for business disruptions in connection with the opening of the Company's shared services center. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release a non-GAAP financial measure for EBITDA. EBITDA excludes depreciation, amortization, other expense and income, net and income taxes. The reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure is presented in the table appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual and estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance during the 2018 fiscal year to the comparable periods in the 2017 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except for per share data)

	13-Week Period Ended
	October 28, 2017	October 29, 2016
Net sales	$2,457,545	$2,278,364
Cost of sales	2,090,329	1,929,348
Gross profit	367,216	349,016
Operating expenses	312,109	295,677
Operating income	55,107	53,339
Other expense (income):
Interest expense	3,667	4,522
Interest income	(91)	(99)
Other, net	(863)	383
Total other expense, net	2,713	4,806
Income before income taxes	52,394	48,533
Provision for income taxes	21,889	19,316
Net income	$30,505	$29,217
Basic per share data:
Net income	$0.60	$0.58
Weighted average basic shares of common stock outstanding	50,817	50,475
Diluted per share data:
Net income	$0.60	$0.58
Weighted average diluted shares of common stock outstanding	50,957	50,599

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except for per share data)

	October 28, 2017	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$21,155	$15,414
Accounts receivable, net	598,718	525,636
Inventories	1,167,529	1,031,690
Deferred income taxes	—	40,635
Prepaid expenses and other current assets	51,540	49,295
Total current assets	1,838,942	1,662,670
Property & equipment, net	588,638	602,090
Goodwill	370,811	371,259
Intangible assets, net	204,421	208,289
Other assets	43,500	42,255
Total assets	$3,046,312	$2,886,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$638,538	$534,616
Accrued expenses and other current liabilities	164,815	157,243
Current portion of long-term debt	12,224	12,128
Total current liabilities	815,577	703,987
Notes payable	287,806	223,612
Deferred income taxes	58,998	98,833
Other long-term liabilities	28,883	28,347
Long-term debt, excluding current portion	146,960	149,863
Total liabilities	1,338,224	1,204,642
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share, authorized 100,000 shares; 50,963 shares issued and 50,801 shares outstanding at October 28, 2017, 50,622 shares issued and outstanding at July 29, 2017	509	506
Additional paid-in capital	464,466	460,011
Treasury stock at cost	(6,449)	—
Accumulated other comprehensive loss	(15,505)	(13,963)
Retained earnings	1,265,067	1,235,367
Total stockholders’ equity	1,708,088	1,681,921
Total liabilities and stockholders’ equity	$3,046,312	$2,886,563

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	13-Week Period Ended
	October 28, 2017	October 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,505	$29,217
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	22,442	21,215
Share-based compensation	7,275	6,653
Loss on disposals of property and equipment	103	265
Gain associated with disposal of investments	(699)	—
Excess tax deficit from share-based payment arrangements	—	1,421
Deferred income taxes	891	—
Provision for doubtful accounts	1,656	626
Non-cash interest expense (income)	344	(96)
Changes in assets and liabilities, net of acquired businesses:
Accounts receivable	(75,416)	(43,272)
Inventories	(136,641)	(55,127)
Prepaid expenses and other assets	(3,174)	1,581
Accounts payable	72,400	33,913
Accrued expenses and other liabilities	8,284	(3,651)
Net cash used in operating activities	(72,030)	(7,255)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,257)	(9,198)
Purchases of acquired businesses, net of cash acquired	(11)	(10,074)
Proceeds from disposals of property and equipment	34	—
Proceeds from disposal of investments	756	—
Net cash used in investing activities	(4,478)	(19,272)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings from long-term debt	—	—
Repayments of long-term debt	(2,985)	(367)
Repurchase of common stock	(6,449)	—
Proceeds from borrowings under revolving credit line	173,581	94,356
Repayments of borrowings under revolving credit line	(109,229)	(99,408)
Increase in bank overdraft	31,873	29,787
Proceeds from exercise of stock options	151	—
Payment of employee restricted stock tax withholdings	(4,389)	(1,160)
Excess tax deficit from share-based payment arrangements	—	(1,421)
Capitalized debt issuance costs	—	(180)
Net cash provided by financing activities	82,553	21,607
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(304)	(117)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,741	(5,037)
Cash and cash equivalents at beginning of period	15,414	18,593
Cash and cash equivalents at end of period	$21,155	$13,556

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,667	$4,522
Cash paid for federal and state income taxes, net of refunds	$2,559	$2,873

Reconciliation of Net Income to EBITDA (unaudited)
(in thousands, except percentages)
	13-Week Period Ended
	October 28, 2017	October 29, 2016	Change
Net income	$30,505	$29,217	4.4%
Depreciation and amortization	22,442	21,215
Total other expense, net	2,713	4,806
Provision for income taxes	21,889	19,316
EBITDA	$77,549	$74,554	4.0%